Exhibit 99.1 – News Release

Ritchie Bros. reports fourth quarter and 2018 annual results

VANCOUVER, February 28, 2019 – Ritchie Bros. Auctioneers Incorporated (NYSE & TSX: RBA, the “Company” or “Ritchie Bros.”) reports results for the fourth quarter and full year ended December 31, 2018.

(All figures are presented in U.S. dollars)

Fourth quarter highlights

Operating income of $56.3 million increased 41% compared to $40.0 million in the fourth quarter of 2017. Net income attributable to stockholders of $35.5 million decreased 3% compared to $36.8 million in the fourth quarter of 2017, mainly due to the non-repeating tax benefit resulting from the U.S. tax reform in the prior year. Diluted earnings per share (“EPS”) attributable to stockholders decreased 6% to $0.32 in the fourth quarter of 2018, versus $0.34 in the fourth quarter of 2017, while diluted adjusted EPS attributable to stockholders (non-GAAP measure) increased 23% to $0.32 versus $0.26 in the fourth quarter of 2017. Other key fourth quarter highlights included:

Consolidated results:

•	Total revenues of $356.0 million increased 22% over the fourth quarter of 2017
•	Total Company Agency Proceeds (non-GAAP measure) of $193.1 million increased 8% from $178.8 in the fourth quarter of 2017
•	Total selling, general and administrative expenses (“SG&A”) of $95.6 million increased 3% from $93.0 million in the fourth quarter of 2017

Auctions & Marketplaces (“A&M”) segment results:

•	Gross Transaction Value[1] (“GTV”) of $1.34 billion increased 3% compared to $1.29 billion in the fourth quarter of 2017
•	Total revenues of $321.1 million increased 22% compared to $262.6 million in the fourth quarter of 2017
•	A&M agency proceeds (non-GAAP measure) of $178.6 million increased 9% from $163.7 million in 2017
•	A&M revenue rate of 24.0% increased 370 bps from 20.3% in 2017, and A&M agency proceeds rate (non-GAAP measure) of 13.4% increased 80 bps from 12.6% in 2017

Full year highlights

Net income attributable to stockholders of $121.5 million increased 62% compared to $75.0 million in 2017. Diluted earnings per share (“EPS”) attributable to stockholders increased 61% to $1.11 versus $0.69 in 2017, while diluted adjusted EPS attributable to stockholders (non-GAAP measure) increased 33% to $1.08 from $0.81 in 2017. Other key highlights included:

Consolidated results:

•	Total revenues of $1.17 billion; increased 20% compared to $971.2 million in 2017
•	Total Company agency proceeds (non-GAAP measure) of $729.1 million increased 19% from $610.5 million in 2017
•	Cash provided by operating activities of $144.3 million for the year ended December 31, 2018
•	Declared quarterly dividends aggregating to $0.70 per common share in 2018

Auctions & Marketplaces segment results:

•	GTV of $4.96 billion up 11% compared to $4.47 billion in 2017
•	A&M total revenues of $1.05 billion increased 20% compared to $870.8 million in 2017
•	A&M agency proceeds (non-GAAP measure) of $672.2 million increased 19% from $564.3 million in 2017
•	A&M revenue rate of 21.1% increased 160 bps from 19.5% in 2017, and A&M agency proceeds rate (non-GAAP measure) of 13.5% increased 90 bps from 12.6% in 2017

We present both GAAP and non-GAAP measures to provide investors with additional information. We believe that providing these non-GAAP measures along with GAAP measures allows for increased comparability of our ongoing performance from period to period. Non-GAAP financial measures referred to in this report are labeled as “non-GAAP measure” or designated as such with an asterisk (*). Please see pages 12-15 for explanations of why we use these non-GAAP measures and the reconciliation to the most comparable GAAP financial measures.

1 GTV represents total proceeds from all items sold at the Company’s live on site auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in our consolidated financial statements.

Ritchie Bros.	1

“We delivered strong fourth quarter performance with good revenue growth of 22% and Agency Proceeds growth of 8% coupled with operating income growth of 41% versus prior year.

It was a fitting end to an excellent year in 2018 in which we achieved full-year revenue growth of 20% with Agency Proceeds growth of 19% and both diluted and diluted adjusted Earnings Per Share growth improving 61% and 33% respectively. Significantly contributing to our growth were our live and online auction channels, US Strategic Accounts, the US West region, Canada and International as well as RBFS and Mascus. We are proud that the combined Ritchie Bros. delivered $829 million in online full-year GTV, significantly surpassing what IronPlanet achieved in pure online as a standalone company, excluding live events in its peak year of 2016. We are delighted with the strength of our balance sheet as we systematically paid down debt and significantly reduced our leverage ratio well below our target ceiling.” said Ravi Saligram, Chief Executive Officer of Ritchie Bros.

Continued Saligram, “The record sale in Orlando last week is indicative that supply and demand are harmonizing and we are encouraged to see supply loosening. We're enthusiastic about our growth prospects in 2019 as our technology and operational initiatives take hold, our multi-channel sales execution improves and both Marketplace-E and RB Asset Solutions start to build momentum.”

Financial Overview

(Unaudited)

	Three months ended December 31,			Year ended December 31,
			% Change			% Change
(in U.S. $000's, except EPS)	2018	2017	2018 over 2017	2018	2017	2018 over 2017
Service revenues	$197,779	$182,351	8%	$749,515	$624,417	20%
Revenue from inventory sales	158,193	109,399	45%	420,511	346,774	21%
Total revenues	355,972	291,750	22%	1,170,026	971,191	20%
Costs of services	46,315	39,096	18%	159,058	133,189	19%
Cost of inventory sold	142,505	98,895	44%	374,339	306,498	22%
Selling, general and administrative expenses	95,624	92,983	3%	382,676	323,270	18%
Acquisition-related costs	54	3,110	(98%)	5,093	38,272	(87%)
Operating income	56,327	40,038	41%	185,189	107,454	72%
Operating income margin	15.8%	13.7%	210 bps	15.8%	11.1%	470 bps
Adjusted operating income (non- GAAP measure)	56,327	42,204	33%	186,690	133,793	40%
Adjusted operating income margin (non-GAAP measure)	15.8%	14.5%	130 bps	16.0%	13.8%	220 bps
Net income attributable to stockholders	35,486	36,754	(3%)	121,479	75,027	62%
Adjusted net income attributable to stockholders (non-GAAP measure)	35,486	28,298	25%	117,669	87,662	34%
Diluted earnings per share attributable to stockholders	$0.32	$0.34	(6%)	$1.11	$0.69	61%
Diluted adjusted EPS attributable to stockholders (non-GAAP measure)	$0.32	$0.26	23%	$1.08	$0.81	33%
GTV	$1,337,614	$1,294,932	3%	$4,964,165	$4,467,982	11%
Agency proceeds (non-GAAP measure)	$193,133	$178,785	8%	$729,111	$610,517	19%
A&M revenue	$321,124	$262,628	22%	$1,046,518	$870,797	20%
A&M revenue rate	24.0%	20.3%	370 bps	21.1%	19.5%	160 bps
A&M agency proceeds (non-GAAP measure)	$178,619	$163,733	9%	$672,179	$564,299	19%
A&M agency proceeds rate (non-GAAP measure)	13.4%	12.6%	80 bps	13.5%	12.6%	90 bps

Ritchie Bros.	2

Consolidated Performance Highlights

Total Revenues increased 22% to $356.0 million in the fourth quarter 2018 compared to $291.8 million in the fourth quarter of 2017. This increase is primarily due to the increased inventory sales in the United States and Europe, higher fee revenues, and RBFS growth. For the full year, total revenues increased $198.8 million, or 20%, driven principally by the Acquisition, as well as increased fee revenue, and services growth.

Agency Proceeds (non-GAAP measure) increased 8% to $193.1 million in the fourth quarter 2018 compared to $178.8 million in the fourth quarter of 2017 driven by overall GTV growth with notably strong momentum in the online channel, as well as higher fee revenue, partially offset by some inventory rate softness in the United States. For the full year, agency proceeds (non-GAAP measure) increased $118.6 million, or 19%, driven principally by the Acquisition of IronPlanet, as well as increased fee revenue, and services growth.

Costs of services increased $7.2 million, or 18%, to $46.3 million compared to $39.1 million in the fourth quarter of 2017. This increase is primarily due to higher ancillary costs, as well as costs to support the Company’s GovPlanet operations. Cost of services for the full year increased $25.9 million, or 19%, to $159.1 million compared to $133.2 million in 2017 primarily due to the Acquisition.

Selling, general and administrative (“SG&A”) expenses increased $2.6 million, or 3%, in the fourth quarter of 2018 compared to the fourth quarter of 2017. This increase is primarily due increased costs to implement the GovPlanet non rolling stock contract with the US Department of Defence, offset by reduced share unit expenses. For the full year, SG&A expenses of $382.7 million increased $59.4 million, or 18%, compared to 2017.

Operating income increased 41% to $56.3 million in the fourth quarter of 2018 compared to $40.0 million in the fourth quarter of 2017. This was primarily due to increased revenue, more disciplined SG&A expense management and lower acquisition-related costs. For the full year, operating income increased 72% to $185.2 million compared to $107.5 million in 2017. Adjusted operating income (non-GAAP measure) increased 33% in the fourth quarter of 2018 compared to the fourth quarter of 2017, which excluded the impact of non-recurring acquisition related costs and severance costs in the fourth quarter of 2017. For the full year, adjusted operating income (non-GAAP measure) increased 40%.

Net income attributable to stockholders decreased 3% to $35.5 million in the fourth quarter of 2018 compared $36.8 million in the fourth quarter of 2017. The decrease was primarily due to the year over year difference in tax rates from the favourable impact in the fourth quarter of 2017 from the US tax reform changes. Adjusted net income attributable to stockholders (non-GAAP measure), which removes $10.1 million of the tax benefit related to the US tax reform changes increased 25%. For the full year, net income attributable to stockholders increased 62% to $121.5 million compared to $75.0 million in 2017, and adjusted net income attributable to stockholders (non-GAAP measure) increased 34% to $117.7 million.

Diluted EPS attributable to stockholders decreased 6% to $0.32 in the fourth quarter of 2018 compared to diluted EPS attributable to stockholders of $0.34 in the fourth quarter of 2017, and diluted adjusted EPS attributable to stockholders (non-GAAP measure) increased 23%. For the full year, diluted EPS attributable to stockholders increased 61% to $1.11 from $0.69 in 2017 and diluted adjusted EPS attributable to shareholders (non-GAAP measure) of $1.08 increased 33% compared to $0.81 for 2017.

Auctions & Marketplaces Segment Performance Highlights

GTV increased 3% to $1.34 billion in the fourth quarter of 2018 compared to $1.29 billion in the fourth quarter of 2017. The increase was led by consecutive double digit online auction growth and positive growth in the live auction channel from stronger year over year comparable growth in live industrial auctions offset by a lower number of auctions. For the full year, GTV increased 11% to $4.96 billion compared to $4.47 billion in 2017.

A&M total revenues revenue increased 22% to $321.1 million in the fourth quarter of 2018 compared to $262.6 million in the fourth quarter of 2017. This increase was primarily due to GTV growth, higher inventory sales in the United States and Europe, and increased fee revenue. A&M revenue rate grew 370 basis points to 24.0% in the fourth quarter of 2018 from 20.3% in the fourth quarter of 2017. For the full year, A&M revenue increased 20% to $1.05 billion in fiscal 2018 compared to $870.8 million in 2017. A&M revenue rate grew 160 basis points to 21.1% in 2018 compared to 19.5% in 2017.

A&M agency proceeds (non-GAAP Measure) increased 9% to $178.6 million driven by overall GTV growth with notably strong momentum in the online channel, as well as higher fee revenue, partially offset by some inventory rate softness in the United States. A&M agency proceeds grew 19% to $672.2 million for the full year 2018.

Ritchie Bros.	3

Dividend Information

Quarterly dividend

The Company declared on January 25, 2019, a quarterly cash dividend of $0.18 per common share payable on March 8, 2019 to shareholders of record on February 15, 2019.

Q4 2018 Earnings Conference Call

Ritchie Bros. is hosting a conference call to discuss its financial results for the quarter ended December 31, 2018, at 8:00 am Pacific time / 11:00 am Eastern time / 4:00 pm GMT on March 1, 2019. A replay will be available shortly after the call.

Conference call and webcast details are available at the following link:

https://investor.ritchiebros.com

About Ritchie Bros.:

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a global asset management and disposition company, offering customers end-to-end solutions for buying and selling used heavy equipment, trucks and other assets. Operating in a number of sectors, including construction, transportation, agriculture, energy, oil and gas, mining, and forestry, the company’s selling channels include: Ritchie Bros. Auctioneers, the world’s largest industrial auctioneer offers live auction events with online bidding; IronPlanet, an online marketplace with featured weekly auctions and providing the exclusive IronClad Assurance® equipment condition certification; Marketplace-E, a controlled marketplace offering multiple price and timing options; Mascus, a leading European online equipment listing service; and Ritchie Bros. Private Treaty, offering privately negotiated sales. The company’s suite of multichannel sales solutions also includes RB Asset Solutions, a complete end-to-end asset management and disposition system. Ritchie Bros. also offers sector-specific solutions including GovPlanet, TruckPlanet, and Kruse Energy Auctioneers, plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about Ritchie Bros., visit RitchieBros.com.

Ritchie Bros.	4

Forward-looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results, including growth prospects and payment of dividends. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan”, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should” or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond the Company’s control, including the numerous factors that influence the supply of and demand for used equipment; economic and other conditions in local, regional and global sectors; the Company’s ability to successfully integrate IronPlanet, and to receive the anticipated benefits of the Acquisition; and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which is available on the SEC, SEDAR, and Company websites. The foregoing list is not exhaustive of the factors that may affect the Company’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward looking statements are made as of the date of this news release and the Company does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward looking statements.

Ritchie Bros.	5

GTV and Consolidated Financial Information

GTV and Consolidated Income Statements – Fourth Quarter

(Expressed in thousands of United States dollars, except share and per share amounts)

(Unaudited)

Three months ended December 31,	2018	2017
GTV	$1,337,614	$1,294,932
Revenues:
Service revenues	$197,779	$182,351
Revenue from inventory sales	158,193	109,399
Total revenues	355,972	291,750
Operating expenses:
Cost of services	46,315	39,096
Cost of inventory sold	142,505	98,895
Selling, general and administrative expenses	95,624	92,983
Acquisition-related costs	54	3,110
Depreciation and amortization expenses	17,163	15,647
Gain on disposition of property, plant and equipment	(1,773)	(585)
Foreign exchange (gain) loss	(243)	2,566
Total operating expenses	299,645	251,712
Operating income	56,327	40,038
Interest expense	(11,807)	(10,980)
Other, net	2,855	1,885
Income before income taxes	47,375	30,943
Income tax expense (recovery)	11,915	(5,894)
Net income	$35,460	$36,837
Net income attributable to:
Stockholders	35,486	36,754
Non-controlling interests (loss)	(26)	83
	$35,460	$36,837
Earnings per share attributable
to stockholders:
Basic	$0.33	$0.34
Diluted	$0.32	$0.34
Weighted average number of share outstanding:
Basic	108,649,637	107,198,875
Diluted	109,983,224	108,245,291

Ritchie Bros.	6

GTV and Consolidated Income Statements – Year-to-Date

(Expressed in thousands of United States dollars, except share and per share amounts)

(Unaudited)

Year ended December 31,	2018	2017
GTV	$4,964,165	$4,467,982
Revenues:
Service revenues	$749,515	$624,417
Revenue from inventory sales	420,511	346,774
Total revenues	1,170,026	971,191
Operating expenses:
Cost of services	159,058	133,189
Cost of inventory sold	374,339	306,498
Selling, general and administrative expenses	382,676	323,270
Acquisition-related costs	5,093	38,272
Depreciation and amortization expenses	66,614	52,694
Gain on disposition of property, plant and equipment	(2,731)	(1,656)
Impairment loss	-	8,911
Foreign exchange (gain) loss	(212)	2,559
Operating expenses	984,837	863,737
Operating income	185,189	107,454
Interest expense	(44,527)	(38,291)
Other, net	11,850	8,231
Income before income taxes	152,512	77,394
Income tax expense	31,006	2,088
Net income	$121,506	$75,306
Net income attributable to:
Stockholders	121,479	75,027
Non-controlling interests	27	279
	$121,506	$75,306
EPS attributable to stockholders:
Basic	$1.12	$0.70
Diluted	$1.11	$0.69
Weighted average number of share outstanding:
Basic	108,063,349	107,044,348
Diluted	109,388,236	108,113,151

Ritchie Bros.	7

Consolidated Balance Sheets

(Expressed in thousands of United States dollars, except share data)

(Unaudited)

As at December 31	2018	2017
Assets

Cash and cash equivalents	$237,744	$267,910
Restricted cash	67,823	63,206
Trade and other receivables	129,257	92,105
Inventory	113,294	38,238
Other current assets	49,055	27,610
Income taxes receivable	6,365	19,418
Total current assets	603,538	508,487

Property, plant and equipment	486,599	526,581
Other non-current assets	29,395	31,554
Intangible assets	245,622	261,094
Goodwill	671,594	670,922
Deferred tax assets	15,648	18,674
Total assets	$2,052,396	$2,017,312

Liabilities and Equity

Auction proceeds payable	$203,503	$199,245
Trade and other payables	201,255	164,553
Income taxes payable	2,312	732
Short-term debt	19,896	7,018
Current portion of long-term debt	13,126	16,907
Total current liabilities	440,092	388,455

Long-term debt	698,172	795,985
Other non-current liabilities	41,980	46,773
Deferred tax liabilities	35,519	32,334
Total liabilities	1,215,763	1,263,547

Commitments
Contingencies
Contingently redeemable performance share units	923	9,014
Stockholders' equity:
Share capital:
Common stock; no par value, unlimited shares authorized, issued and outstanding shares: 108,682,030 (December 31, 2017: 107,269,783)	181,780	138,582
Additional paid-in capital	56,885	41,005
Retained earnings	648,255	602,609
Accumulated other comprehensive loss	(56,277)	(42,514)
Stockholders' equity	830,643	739,682
Non-controlling interest	5,067	5,069
Total stockholders' equity	835,710	744,751
Total liabilities and equity	$2,052,396	$2,017,312

Ritchie Bros.	8

Consolidated Statements of Cash Flows

(Expressed in thousands of United States dollars)

(Unaudited)

Year ended December 31,	2018	2017
Cash provided by (used in):
Operating activities:
Net income	$121,506	$75,306
Adjustments for items not affecting cash:
Depreciation and amortization expenses	66,614	52,694
Impairment loss	-	8,911
Stock option compensation expense	8,252	13,700
Equity-classified PSU expense	11,256	3,529
Deferred income tax expense (recovery)	6,239	(17,268)
Unrealized foreign exchange loss	951	254
Gain on disposition of property, plant and equipment	(2,731)	(1,656)
Amortization of debt issuance costs	4,995	3,056
Gain on disposition of equity investment	(4,935)	-
Other, net	(2,317)	(1,237)
Net changes in operating assets and liabilities	(65,550)	10,279
Net cash provided by operating activities	144,280	147,568
Investing activities:
Acquisition of IronPlanet, net of cash acquired	-	(675,851)
Property, plant and equipment additions	(16,860)	(10,812)
Intangible asset additions	(26,152)	(28,584)
Proceeds on disposition of property, plant and equipment	10,586	4,985
Proceeds on disposal of equity investment	6,147	-
Other, net	(4,674)	(692)
Net cash used in investing activities	(30,953)	(710,954)
Financing activities:
Dividends paid to stockholders	(75,678)	(72,785)
Dividends paid to NCI	-	(41)
Issuances of share capital	28,524	9,936
Payment of withholding taxes on issuance of shares	(3,901)	-
Proceeds from short-term debt	19,715	6,971
Repayment of short-term debt	(6,628)	(24,479)
Proceeds from long-term debt	-	325,000
Repayment of long-term debt	(91,013)	(108,985)
Debt issue costs	-	(12,624)
Repayment of finance lease obligations	(3,950)	(2,322)
Other, net	(1,176)	(1,408)
Net cash provided by (used in) financing activities	(134,107)	119,263
Effect of changes in foreign currency rates on cash, cash equivalents, and restricted cash	(4,769)	17,150
Decrease	(25,549)	(426,973)
Beginning of period	331,116	758,089
Cash, cash equivalents, and restricted cash, end of period	$305,567	$331,116

Ritchie Bros.	9

A&M Segmented Information

(Expressed in thousands of United States dollars)

	Three months ended December 31,			Year ended December 31,
			% Change			% Change
(in U.S. $000's)	2018	2017	2018 over 2017	2018	2017	2018 over 2017
Service revenues	$162,931	$153,229	6%	$626,007	$524,023	19%
Revenue from inventory sales	158,193	109,399	45%	420,511	346,774	21%
Total revenues	321,124	262,628	22%	1,046,518	870,797	20%
Costs of services	24,542	23,739	3%	87,430	75,685	16%
Cost of inventory sold	142,505	98,895	44%	374,339	306,498	22%
SG&A expenses	91,046	89,049	2%	363,549	308,873	18%
Impairment loss	-	-	-	-	8,911	(100%)
A&M profit	$63,031	$50,945	24%	$221,200	$170,830	29%

Selected Data

(Unaudited)

Live industrial auction data

	Three months ended December 31,			Year ended December 31,
			% Change			% Change
	2018	2017	2018 over 2017	2018	2017	2018 over 2017
Number of consignments at industrial auctions	14,900	14,900	0%	53,950	56,850	(5%)
Number of bidder registrations at industrial auctions	171,500	171,500	0%	555,000	575,500	(4%)
Number of buyers at industrial auctions	38,500	39,250	(2)%	135,250	139,900	(3%)
Number of lots at industrial auctions	103,500	106,500	(3%)	377,000	382,500	(1%)
Number of permanent operational sites	35	39	(10%)	35	39	(10%)
Number of regional operational sites	5	6	(17%)	5	6	(17%)
Total auction sites	40	45	(11%)	40	45	(11%)
Number of industrial auctions	53	76	(30%)	183	245	(25%)

Ritchie Bros.	10

Additional Topic 606 Information

The following table reconciles revenues as previously reported to total revenues under Topic 606:

	Prior to January 1, 2018	New Revenue Standard Adjustments		On and after January 1, 2018
(in U.S. $000's)	Revenues as previously reported (a)	Cost of inventory sold[1] (b)	Ancillary and logistical service expenses[2] (c)	Total revenues under the new standard (a)+(b)+(c)=(d)
Quarter ended:
December 31, 2017	$178,785	$98,895	$14,070	$291,750
September 30, 2017	141,047	72,476	13,878	227,401
June 30, 2017	166,186	71,726	14,701	252,613
March 31, 2017	124,499	63,401	11,527	199,427
Full year 2017	$610,517	$306,498	$54,176	$971,191

The following table reconciles cost of services as previously reported to cost of services under Topic 606:

	Prior to January 1, 2018	New Revenue Standard Adjustments	On and after January 1, 2018
(in U.S. $000's)	Costs of services (a)	Ancillary and logistical service expenses[2] (b)	Costs of services under the new standard (a) + (b) = (c)
Quarter ended:
December 31, 2017	$25,026	$14,070	$39,096
September 30, 2017	19,583	13,878	33,461
June 30, 2017	21,591	14,701	36,292
March 31, 2017	12,813	11,527	24,340
Full year 2017	$79,013	$54,176	$133,189

(1)	These amounts were historically disclosed under the Consolidated Financial Statement note entitled "Revenue" and are now presented on the face of the Company’s consolidated income statements effective January 1, 2018. Second and third quarter 2017 amounts were restated in the fourth quarter of 2017 to conform with current presentation of certain government contracts.
(2)	Effective January 1, 2018, ancillary and logistical service expenses are now reported within costs of services under the Consolidated Financial Statement note entitled "Operating Expenses".

Ritchie Bros.	11

Non-GAAP Measures

This news release references various non-GAAP measures. These measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles.

As previously disclosed, effective January 1, 2018, the Company adopted Topic 606, under which revenue from inventory sales and ancillary and logistical services are presented gross of the related expenses rather than net.  In conjunction with such adoption of Topic 606, the Company introduced agency proceeds as a supplemental, non-GAAP measure in addition to total revenues, as management felt this would be helpful to investors in better understanding the sometimes-volatile nature of our revenues given that the portion of our revenues derived from inventory, as opposed to consignments, can fluctuate considerably. Further, agency proceeds was introduced to provide supplementary information to investors and analysts consistent with what management uses to assess the performance of our business and was never intended to substitute the Company’s revenue, which is calculated in accordance with US GAAP.  The Company believed it was important to present agency proceeds to help readers understand the relationship of revenues with the cost of the assets sold under inventory contracts and ancillary and logistical service expenses.

Notwithstanding the foregoing, following receipt of a recent comment letter from, and subsequent communications with, the Division of Corporation Finance of the Securities and Exchange Commission (the “SEC”), the SEC has requested that the Company discontinue use of such agency proceeds measure.  As such, while the Company have made continued use of agency proceeds in this news release as part of an agreed transition period, beginning in the first quarter of 2019 the Company’s future news releases will no longer disclose agency proceeds.

Agency Proceeds* and Adjusted Operating Income* Reconciliation

The Company’s income statement scorecard includes the performance metric, agency proceeds*. Agency proceeds* is also an element of the performance criteria for certain annual short-term incentive awards the Company grants to employees and officers. Management believes that comparing these for different financial periods provides useful information about the growth or decline of our operating income for the relevant financial period. Adjusted operating income margin eliminates the financial impact of adjusting items which are after-tax effects of significant non-recurring items that management does not consider to be part of the Company’s normal operating results.

The following table reconciles agency proceeds*, adjusted operating income*, and adjusted operating income margin* to total revenues, operating income, and operating income margin, which are the most directly comparable GAAP measures in, or calculated from, our consolidated income statements:

	Three months ended December 31, 2018			Year ended December 31,
			% Change			% Change
(in U.S. $000's)	2018	2017	2018 over 2017	2018	2017	2018 over 2017
Operating income	56,327	40,038	41%	$185,189	$107,454	$72%
Pre-tax adjusting item:
Accelerated vesting of assumed options	-	-	-	-	4,752	(100%)
Acquisition and finance structure advisory	-	-	-	-	9,063	(100%)
Severance and retention	-	2,166	(100%)	1,501	3,613	(58%)
Impairment loss	-	-	-	-	8,911	(100%)
Adjusted operating income (non-GAAP measure)	56,327	42,204	33%	186,690	133,793	40%
Total revenues	355,972	291,750	22%	1,170,026	971,191	20%
Less: cost of inventory sold	(142,505)	(98,895)	44%	(374,339)	(306,498)	22%
Less: ancillary and logistical service	(20,334)	(14,070)	45%	(66,576)	(54,176)	23%
Agency proceeds (non-GAAP measure)	$193,133	$178,785	8%	$729,111	$610,517	$19%

Operating income margin	15.8%	13.7%	210 bps	15.8%	11.1%	470 bps
Adjusted operating income margin (non-GAAP measure)	15.8%	14.5%	130 bps	16.0%	13.8%	220 bps

(1)	Please refer to page 15 for a summary of adjusting items for the years ended December 31, 2018 and 2017.
(2)	Adjusted operating income* is calculated by eliminating adjusting items from operating income.
(3)	Agency proceeds* is calculated by subtracting the cost of inventory sold and ancillary and logistical service expenses from total revenues.
(4)	Adjusted operating income margin* is calculated by dividing adjusted operating income* by total revenues.

* Non-GAAP measure

Ritchie Bros.	12

Adjusted Net Income Attributable to Stockholders* and Diluted Adjusted EPS Attributable to Stockholders* Reconciliation

The Company believes that adjusted net income attributable to stockholders* provides useful information about the growth or decline of our net income attributable to stockholders for the relevant financial period and eliminates the financial impact of adjusting items the Company does not consider to be part of our normal operating results. Diluted Adjusted EPS attributable to stockholders* eliminates the financial impact of adjusting items which are after-tax effects of significant non-recurring items that the Company does not consider to be part of our normal operating results, such as acquisition-related costs, management reorganization costs, severance, retention, gains/losses on sale of an equity accounted for investment, plant and equipment, impairment losses, and certain other items, which are referred to as ‘adjusting items’.

The following table reconciles adjusted net income attributable to stockholders* and diluted adjusted EPS attributable to stockholders* to net income attributable to stockholders and diluted EPS attributable to stockholders, which are the most directly comparable GAAP measures in our consolidated income statements:

	Three months ended December 31, 2018			Year ended December 31,
			% Change			% Change
(in U.S. $000's, except share and per share data)	2018	2017	2018 over 2017	2018	2017	2018 over 2017
Net income attributable to stockholders	$35,486	$36,754	(3%)	$121,479	$75,027	62%
Pre-tax adjusting items:
Accelerated vesting of assumed options	-	-	-	-	4,752	(100%)
Acquisition and finance structure advisory	-	-	-	-	9,063	(100%)
Severance and retention	-	2,166	(100%)	1,501	3,613	(58%)
Gain on sale of equity accounted for investment	-	-	-	(4,935)	-	100%
Impairment loss	-	-	-	-	8,911	(100%)
Current income tax effect of adjusting items:
Acquisition and finance structure advisory	-	-	-	-	(2,447)	(100%)
Severance and retention	-	(184)	(100%)	(376)	(748)	(50%)
Deferred income tax effect of adjusting items:
Impairment loss	-	-	-	-	(2,361)	(100%)
Severance and retention	-	(368)	(100%)	-	(368)	(100%)
Current income tax adjusting item:
Change in uncertain tax provision	-	-	-	-	2,290	(100%)
Deferred tax adjusting item:
Remeasurement of deferred taxes	-	(10,070)	(100%)	-	(10,070)	(100%)

Adjusted net income attributable to stockholders (non-GAAP measure)	$35,486	$28,298	25%	$117,669	$87,662	34%
Effect of dilutive securities	$-	$(475)	(100%)	$-	$(152)	(100%)

Weighted average number of dilutive shares outstanding	109,983,22	108,245,291	2%	109,388,236	108,113,151	1%

Diluted earnings per share attributable to stockholders	$0.32	$0.34	(6%)	$1.11	$0.69	61%
Diluted adjusted EPS attributable to stockholders (non-GAAP measure)	$0.32	$0.26	23%	$1.08	$0.81	33%

(1)	Please refer to page 15 for a summary of adjusting items for the years ended December 31, 2018 and 2017.
(2)	Adjusted net income attributable to stockholders* represents net income attributable to stockholders excluding the effects of adjusting items.
(3)	Diluted adjusted EPS attributable to stockholders* is calculated by dividing adjusted net income attributable to stockholders*, net of the effect of dilutive securities, by the weighted average number of dilutive shares outstanding.

* Non-GAAP measure

Ritchie Bros.	13

A&M Agency Proceeds* and A&M Agency Proceeds Rate* Reconciliation

The Company believes A&M agency proceeds* and A&M agency proceeds rate* provide useful information about the performance of our operations by comparing the margins the Company earns on our contracts for different financial periods. The Company believes A&M segment total revenues are best understood by considering their relationship to GTV. The metric which management uses to measure this performance is A&M revenue rate.

The following table reconciles A&M agency proceeds* and A&M agency proceeds rate* results to A&M total revenues and A&M revenue rate, which are the most directly comparable GAAP measures in, or calculated from, our consolidated financial statements

	Three months ended December 31, 2018			Year ended December 31,
			% Change			% Change
(in U.S. $000's)	2018	2017	2018 over 2017	2018	2017	2018 over 2017
A&M total revenues	$321,124	$262,628	22%	$1,046,518	$870,797	20%
Less: cost of inventory sold	(142,505)	(98,895)	44%	(374,339)	(306,498)	22%
A&M agency proceeds (non-GAAP measure)	178,619	163,733	9%	672,179	564,299	19%
GTV	$1,337,614	$1,294,932	3%	$4,964,165	$4,467,982	11%
A&M revenue rate	24.0%	20.3%	370 bps	21.1%	19.5%	160 bps
A&M agency proceeds rate (non-GAAP measure)	13.4%	12.6%	80 bps	13.5%	12.6%	90 bps

(1)	A&M revenue rate is calculated as A&M total revenues divided by GTV.
(2)	A&M agency proceeds rate* is calculated by dividing A&M agency proceeds* by GTV.

* Non-GAAP measure

Ritchie Bros.	14

Adjusting items for the year ended December 31, 2018

•	$1.5 million ($1.1 million after tax, or $0.01 per diluted share) of severance and retention costs in a corporate reorganization that followed the Acquisition;
•	$4.9 million ($4.9 million after tax, or $0.04 per diluted share) due to gain on sale of an equity accounted for investment.

Adjusting items for the year ended December 31, 2017

•	$2.2 million ($1.6 million after tax, or $0.02 per diluted share) of severance and retention costs in a corporate reorganization that followed the Acquisition;
•	$10.1 million (or $0.10 per diluted share) benefit on remeasurement of deferred taxes due to the Tax Cuts and Jobs Act.
•	$4.8 million ($4.8 million after tax, or $0.04 per diluted share) of stock option compensation expense related to the accelerated vesting of certain IronPlanet stock options assumed as part of the Acquisition;
•	$9.1 million ($6.6 million after tax, or $0.06 per diluted share) of acquisition and finance structure advisory costs;
•	$1.4 million ($0.9 million after tax, or $0.01 per diluted share) of severance and retention costs in a corporate reorganization that followed the Acquisition;
•	$8.9 million ($6.6 million after tax, or $0.06 per diluted share) impairment loss recognized on various technology assets.
•	$2.3 million ($2.3 million after tax, or $0.02 per diluted share) charge related to the change in uncertain tax provisions.

For further information, please contact:

Zaheed Mawani

Vice President, Investor Relations

Phone: 1.778.331.5219

Email: zmawani@rbauction.com

Ritchie Bros.	15